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                                                                   Exhibit 3.47

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
 Date Received                                             (FOR BUREAU USE ONLY)

 Name
 Colleen Johnson

 Address
 1025 Thomas Jefferson street, NW, Ste. 600 East

 City                                State                  Zip Code
 Washington                          DC              20007- EFFECTIVE DATE:

  Document will be returned to the name and address you enter above


                       RESTATED ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
             (Please read information and instructions on last page)
 Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

  1. The present name of the corporation is:
      Kentwood Office Furniture, Inc.

 2. The identification number assigned by the Bureau is:       194070

 3. All former names of the corporation are:
      GAM, Incorporated

 4. The date of filing the original Articles of Incorporation was:  June 8, 1990

           The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shag be the Articles of Incorporation for the corporation:

 ARTICLE I

  The name of the corporation is: Kentwood Office Furniture, Inc.



 ARTICLE 11

  The purpose or purposes for which the corporation is formed are:
  To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.



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 ARTICLE III
 The total authorized shares:
      Common shares 1,000 shares, without par value        Preferred shares

      A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
      None




ARTICLE IV
 1. The address of the current registered office is:

       30600 Telegraph Road      3-inanam Farms        Michigan         48025
        (Street Address)            (City)                            (ZIP Code)

 2. The mailing address of the current registered office if different than above:


         (Street Address or P.O. Box)     (City)    , Michigan        (ZIP Code)

 3. The name of the current resident agent is:      The Corporation Company

ARTICLE V (Optional. Delete if not applicable.)

   Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.



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 ARTICLE VI (Additional provisions, if any, may be inserted here; attach additional pages if needed.)



 5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

 6.

     a.  / /   These Restated Articles of Incorporation were duly adopted on the
               25th day of September, 1998 , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

               Signed this         day of                    '19



     (Signatures of lncorporators~ Type or Print Name Under Each Siqnature)


     b.  / /        These Restated Articles of Incorporation were duly adopted on the 25th day of September, 1998 in accordance with the provisions of Section 642 of the Act and: (check one of the following)


            / / were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.


            / / were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


            / / were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(l) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)


            / / were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                     Signed this 25th day of September, 1998

                     By: /s/Mark D. Director
                         ---------------------------------------------------
                            (Signatire ;FFresident, Vice-President, Chairperson or Vice-Chairperson)

                            Mark D. Director           Vice-President
                               (Type or Print Name)        (Type or Print Title)




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 Name of person or organization                     Preparer's name and business

 remitting fees:                                    telephone number:

 US Office Products Company                         Colleen D. Johnson

                                                     (202 )339-6708


                          INFORMATION AND INSTRUCTIONS

 1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

 4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

 5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

 6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

 7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

 8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson of the corporation.

 9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

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
     NONREFUNDABLE FEE .........................................................................................$10.00
     TOTAL MINIMUM FEE .........................................................................................$10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
     each additional 20,000 authorized shares or portion thereof ...............................................$30.00
     maximum fee per filing for first 10,000 authorized shares
     $5,000.00
           each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shared ......... $30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares ....................$200,000.00
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
 10. Mail form and fee to:                                 The office is located at:
 Michigan Department of Consumer and Industry Services     6546 Mercantile Way
 Corporation, Securities and Land Development Bureau       Lansing, MI 48910
 Corporation Division                                      (517) 334-6302
 P.O. Box 30054
 Lansing, MI 48909-7554
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